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                                                                   EXHIBIT 10.31




                           NON-COMPETITION AGREEMENT

         THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 15th day of March, 1996, by and between Karts International Incorporated, a Nevada corporation (the "Company") and Charles Brister ("Brister"), an individual residing in the state of Louisiana.

         WHEREAS, Brister's Thunder Karts, Inc. ("BTK") is a Louisiana corporation engaged in the business of designing, manufacturing, marketing and distributing go karts;

         WHEREAS, Brister, the sole shareholder of BTK, has entered into that Stock Purchase Agreement dated the date hereof by and among Halter Financial Group, Inc., BTK and Brister whereby Halter Financial Group, Inc. will cause the Company to acquire all of the issued and outstanding capital stock of BTK from Brister; and

         WHEREAS, as a condition to closing the transactions contemplated by such Stock Purchase Agreement, Brister is obligated to enter into this Agreement.

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

         1.      COVENANT NOT TO COMPETE; CONFIDENTIALITY.

         (a) Covenant Not to Compete. Except as provided herein and in that Licensing Agreement dated the date hereof by and between Brister and the Company, during a period of five years from the date hereof (the "Term"), Brister shall not, within any Jurisdiction in which the Company, BTK or any subsidiary or affiliate thereof (collectively referred to herein as the "Company") is duly qualified to do business or within any marketing area in which the Company is doing a substantial amount of business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by the Company. For these purposes, Brister's ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be in competition with the Company. This Section 1 shall not apply to Mr. Brister's activities in the State of Louisiana, which shall be governed by that Non-competition Agreement (Louisiana Only) dated the date hereof by and between the parties hereto and by the laws of the State of Louisiana.

                 In addition, during the same Term, Brister agrees to refrain from interfering with the employment relationship between the Company and its other employees by soliciting any of such individuals to participate in other business ventures and agrees to refrain from soliciting business from any client or prospective client of the Company for Brister or for
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         any entity in which Brister has an interest.

                 It is the desire and intent of the parties that the provisions of this Section 1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that the covenants hereunder shall be adjudicated to be invalid or unenforceable in any one such jurisdiction, this Section 1 shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of this
         Section 1 in the particular jurisdiction in which such adjudication is made. Moreover, each provision of this Agreement is intended to be severable; and in the event that any one or more of the provisions contained in this Agreement shall for any reason be adjudicated to be invalid or unenforceable in any jurisdiction, the same shall not affect the validity or enforceability of any other provisions of this Agreement in that jurisdiction, but this Agreement shall be construed in such jurisdiction as if such invalid or unenforceable provision had never been contained therein.

         (b) Confidentiality. Brister agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company (unless readily ascertainable from public or published information), including, without limitation, discoveries, ideas, designs, specifications, drawings, techniques, models, data, programs, documentation, processes, know-how, customer lists, marketing plans, and financial and technical information. Brister further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of the Company. Notwithstanding the foregoing, Brister may disclose to third parties certain types of intellectual property that he owns subject to the terms and conditions of that Licensing Agreement dated the date hereof by and between Brister and the Company.

         2. BREACH BY BRISTER. In the event of the breach by Brister of the terms and conditions of this Agreement to be performed by Brister, or in the event Brister performs services for any person, firm or corporation engaged in a competing line of business with the Company, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Brister, or to enjoin Brister from performing services for any such other person, firm or corporation.

         3. ASSIGNMENT. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, the Company shall have no further liability for payments hereunder.

         4. CAPTIONS. This Agreement contains the entire agreement between the parties.





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It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by the Company. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement.

         5. SEPARATE COUNSEL. Brister hereby expressly acknowledges that he has been advised that he has not been represented by Halter Financial Group, Inc.'s or the Company's attorneys in this matter and has been advised and urged to seek separate legal counsel for advice in this matter.

         6. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, The Company has by its appropriate officer signed this Agreement, and Brister has signed this Agreement, on and as of the date first above written.

                                        KARTS INTERNATIONAL INCORPORATED

                                        By:  /s/ V. LYNN GRAYBILL
                                             -----------------------------------
                                             Name:  V. Lynn Graybill
                                                    ----------------------------
                                             Title:  President
                                                     ---------------------------


                                        /s/ CHARLES BRISTER
                                        ----------------------------------------
                                        Charles Brister, individually





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